Exhibit 10.19

INTERACTIVE DATA CORPORATION

Compensation Plan for Non-Employee Directors1

Adoption Date	December 11, 2007

Eligibility	All Directors other than Directors who are employees of Interactive Data Corporation, Pearson, plc or any other significant shareholder, or any subsidiary thereof.

Shareholder Approval of Plan	Not required.

Cash Component of Plan

Annual Retainer	$30,000 per year.

Service on Audit Committee

$20,000 per chair per year. $7,500 for non-chair membership.

If in any given calendar year, the audit committee meets in person or telephonically more than 5 times, beginning with the 6th meeting, all participants will receive a fee of $1,500 per meeting.

Service on Compensation Committee

$10,000 per chair per year. $5,000 for non-chair membership.

If in any given calendar year, the compensation committee meets in person or telephonically more than 5 times, beginning with the 6th meeting, all participants will receive a fee of $1,000 per meeting.

Service on Compensation Committee Subcommittee	$1,000 per chair per year. $1,000 for non-chair membership.

Service on Nominating and Corporate Governance and Independent Committees	$5,000 per chair per year. $3,000 for non-chair membership.

Committee Per Meeting Fees	There will be no per meeting fee for committee meetings, except as noted above for the Compensation and Audit Committees.

Board Per Meeting Fees	$2,000 per meeting for in person or telephonic meetings lasting more than 1 hour.

Meeting Expenses	Reimbursement for all normal travel expenses to attend meeting (reimbursement is made on an “as submitted” basis).

Timing of Payments	Quarterly in arrears, except as noted.

1This is an amendment and restatement of the Non-Employee Directors Compensation Plan as amended and restated on May 23, 2007.

RSU Component of Plan

RSU Award Description	A restricted stock unit award (“RSU”) represents the right to receive shares of the Company’s common stock on the first anniversary of grant date. RSUs are payable only in stock.

Grant of RSUs	A grant of RSUs with a dollar value of $125,000. Grant date: the day of the Annual Meeting of Shareholders.

Vesting of RSUs	100% on first anniversary of grant date so long as the Director served the full one year term.

Acceleration of Vesting

(i) a pro rata percentage of the RSUs (based on completed months of service) will vest on the date of director’s death or disability.

(ii) so long as such individual is then a director, 100% immediately upon a Change in Control if, in connection with the Change in Control, shares of the Company’s common stock will no longer be listed on a recognized national securities exchange. Change in Control is defined in Section 3 of the Restricted Stock Unit Award Agreement (Non-Employee Director Grant).

Dividend Equivalents	Prior to settlement, RSUs will accrue the right to receive additional units (not cash dividends) equal in value to the amount of any dividends declared on the underlying stock, rounded down to the nearest whole share.

Forfeiture

In the event a Director resigns (other than due to disability) or is terminated for “Cause” prior to the end of the one year term, any unvested RSUs will be forfeited. Cause is defined as:

•     The director materially breaches a written agreement with the Company;

•     The director is convicted of fraud, theft, criminal dishonesty or felony;

•     The director engages in illegal conduct, gross misconduct or acts involving moral turpitude that are material and demonstrably injurious to the Company; or

•     The director breaches any fiduciary duty owed to the Company.

Delivery of Underlying Shares	Stock underlying the RSU will be delivered as soon as administratively practicable after vesting.

Taxation of RSUs	Non-employee Directors will have ordinary compensation income (and SECA tax) in an amount equal to the fair market value of stock determined at the time of vesting. Interactive Data Corporation gets a corresponding tax deduction at that time.

Other Terms Applicable to RSUs

Restrictions on Transfer	RSUs may not be transferred (except upon death).

Registration	RSUs will be granted under the 2000 Long Term Incentive Plan, the shares of each of which are registered on Form S-8.

Application of Insider Trading Rules	Insider trading restrictions and short-swing profit rules of the Securities Exchange Act of 1934 apply as well as Rule 144 limitations of the Securities Act of 1933. The making of deferral elections with respect to RSUs, and transactions involving the acquisition or disposition of stock in connection with an RSU award, may be limited by these rules as reflected in Interactive Data Corporation’s Insider Trading Policy.

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